SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2013

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

EXPLANATORY NOTE:

On February 14, 2013, International Stem Cell Corporation (“the Company”) filed a Current Report on Form 8-K (the “Original Report”) announcing the Company’s entry into material definitive agreements. This amendment is being filed to add exhibits to the Original Report filed, and other portions of the Original Report remain in effect.

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2013 International Stem Cell Corporation (the “Company”) and Advanced Cell Technology, Inc. (“ACT”) entered into Amended and Restated License Agreements (the “Amendment”) for the purpose of completely amending and restating the terms of the three Exclusive License Agreements (“ACT IP,” “Infigen IP,” and “UMass IP” or collectively “Exclusive License Agreement”), as amended on August 25, 2005. Under the terms of the Amendment the Company acquired exclusive world-wide rights to all human therapeutic uses and cosmetic uses from ATC and Infigen’s early work on parthenogenic-derived embryonic stem cells, as well as certain rights to patents covering Single Blastomere technology. Pursuant to the Amendment all minimum R&D requirements and all milestone payments due to ACT under the Exclusive License Agreement have been eliminated. The Company will no longer pay any royalties under the ACT IP Agreement and Infigen IP Agreement, and its obligation to pay royalties that ranged from 6%-12% under the UMass IP Agreement has been reduced to 0.25% of the net sales of products using technology covered by the UMass IP Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	EXHIBITS

Exhibit No.	Exhibit Description

10.1	Amended and Restated License Agreement (ACT IP)

10.2	Amended and Restated License Agreement (Infigen IP)

10.3	Amended and Restated License Agreement (UMass IP)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Linh Nguyen
Linh Nguyen
Chief Financial Officer

Dated: February 14, 2013